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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
amending Form 8-K dated September 1, 2004

Date of Report
September 8, 2004

ZEOLITE MINING CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-50120	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

#16 - 6211 Boundary Drive West
West Surrey, British Columbia
Canada V3X 3G7
 (Address of principal executive offices and Zip Code)

(604) 731-7040
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 12, 2004, Zeolite Mining Corporation, ("Zeolite") entered into a Stock Exchange Agreement and Plan of Reorganization (the "Agreement") with its principal shareholders, Alan Brandys ("Brandys') and Douglas Hopper ("Hopper") collectively the "Zeolite Shareholders"; Global National Communications Corporation, a British Virgin Island corporation ("Global"); and, all of the shareholders of Global ("Global Shareholders") wherein Zeolite agreed to issue to the Global Shareholders 9,800,000 restricted shares of common stock in exchange for all of the issued and outstanding shares of Global owned by the Global Shareholders. Currently there are 6,138,000 Global shares outstanding.

Further, Zeolite will issue 1,450,000 restricted shares of common stock to Yarek Bartoz; 1,300,000 restricted shares of common stock to Jia Na De Financing Consulting Company; 1,000,000 shares of common stock to Maple Leaf Enterprises; and, 312,000 restricted shares of common stock to Wilfred Yu (collectively the "Investor Shareholders"). 500,000 of the shares issued to the Investor Shareholders will be placed in escrow. The 500,000 shares will be released from escrow to the Investor Shareholders if Zeolite, through the efforts of the Investor Shareholders, obtains a commitment for qualified financing within 60 days of Closing. Qualified financing means a cash investment in Zeolite of at least $2,000,000 in exchange for Zeolite common stock or preferred stock with a minimum price per share of $1.00. In the event that the Investor Shareholders do not obtain a commitment for at least $2,000,000 within 60 days of Closing, then the Global Shareholders will receive the 500,000 escrowed shares in consideration of $1.00.

In addition, Brandys and Hopper will return 5,000,0000 Zeolite shares of common stock owned by them to the Zeolite treasury and the shares will be cancelled.

After the exchange is completed, assuming Brandys and Hopper return their 5,000,000 shares of common stock to Zeolite; 4,062,000 shares are issued to the Investor Shareholders; and, 9,800,000 shares are issued to Global Shareholders, there will be 15,000,000 shares of Zeolite's common stock outstanding. 1,138,000 shares will be free trading and 13,862,000 shares be restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended.

At Closing Brandys will be replaced as president, principal executive officer, treasurer, principal accounting officer, and principal financial officer and Wan Hanqing will be appointed president and chief executive officer and Wu Wenbin will be appointed treasurer and chief financial officer. Also, Hopper will be replaced by Peng Xiaoyan as secretary.

Further, Brandys and Hopper will resign as directors of Zeolite and Wang Hanqing, Wu Wenbin, Peng Xiaoyan and Charles Shao will be appointed to the board of directors to replace Brandys and Hopper.

Closing of the transaction is expected to occur one business day following the completion of the conditions contained in Article V of the Agreement, but in no event later than September 30, 2004.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits	Document Description

	10.1	Stock Exchange Agreement and Plan of Reorganization

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of September, 2004.

ZEOLITE MINING CORPORATION

BY:	/s/ Alan Brandys
Alan Brandys, President, Principal Executive Officer,
Treasurer, Principal Financial Officer and a member of
Board of Directors.